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                                                                     EXHIBIT 8.1

                                      FORM



Valor Communications Group, Inc.
201 E. John Carpenter Freeway, Suite 200
Irving, Texas  75062

Ladies and Gentlemen:

         We have acted as counsel to Valor Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of 29,375,000 shares of its common stock, par value $0.0001 per share ("Common Stock").

         In delivering this opinion letter, we have examined and relied upon the preliminary Registration Statement as filed with the Commission on January 26, 2005 and a form of the stock certificate for the Common Stock. We also have examined originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinion expressed herein.

         In rendering the opinion set forth below, we have assumed without investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In addition, our opinion is based on a representation contained in a letter of even date to us from the Company (the "Representation Letter"). We have also assumed that (1) the Registration Statement will be declared effective by the Commission substantially in the form reviewed by us,
(2) the issuance of the Common Stock will proceed as described in the Registration Statement and (3) the Representation Letter will be accurate as of the effective date of the Registration Statement. Any alteration or incorrectness of any of the foregoing could adversely affect our opinion.
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Valor Communications Group, Inc.
FORM
Page 2




         Our opinion set forth below is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements, existing judicial decisions and other applicable authorities, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions and we assume no obligation to advise you of changes of law that occur after the date hereof, or of any facts, circumstances, events or developments that hereafter may be brought to our attention and that may affect the opinion set forth herein. No ruling has been sought from the IRS with respect to any of the matters discussed herein.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein and therein, the statements set forth in the Registration Statement under the caption "Material United States Federal Income Tax Considerations," insofar as they discuss matters of United States federal tax law or legal conclusions with respect thereto, constitute our opinion as to the material United States federal income tax and, to the extent specified therein, United States federal estate tax consequences of the purchase, ownership and disposition of Common Stock.

         We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that unlike a ruling from the IRS, our opinion is not binding on the IRS or the courts, any of which could take a contrary position. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or that a court would reach the same conclusion.

         We do not express any opinion herein concerning any law other than the federal tax law of the United States.

         We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Material United States Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                        Very truly yours,




                                        Kirkland & Ellis LLP